Exhibit 3.1(i)

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
CERES TACTICAL SYSTEMATIC L.P.

Under Section 121-202 of the Revised Limited Partnership Act
The undersigned, desiring to amend the Certificate of Limited Partnership of Ceres Tactical Systematic L.P. (the “Partnership”) pursuant to the provisions of Section 121-202 of the Revised Limited Partnership Act of the State of New York, does hereby certify as follows:
FIRST:	The name of the Partnership is Ceres Tactical Systematic L.P.
The name under which the Partnership was formed is Citigroup Diversified Futures Fund L.P.
SECOND:	The date of filing of the Certificate of Limited Partnership is December 03, 2002.
THIRD:	The Certificate of Limited Partnership of the Partnership is hereby amended in the following respects:
        Paragraph 3 of the Certificate of Limited Partnership, which sets forth the designation of the secretary of state as agent of the Partnership upon whom process against it may be served and the post office address to which the secretary of state shall mail a copy of any process against it served upon him or her, is hereby amended to read as follows:
The post office address to which the Secretary of State shall mail a copy of any process against the Partnership is:
Ceres Managed Futures LLC,
1585 Broadway, 29th Floor
New York, NY 10036
Attn: Patrick T. Egan

Paragraph 5 of the Certificate of Limited Partnership, which sets forth the name and business address of each general partner of the limited partnership, is hereby amended to reflect the new name of the general partner and to read as follows:
The name and mailing address of the sole general partner of the Partnership is:
Ceres Managed Futures LLC
1585 Broadway, 29th Floor
New York, NY 10036

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

  IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Certificate of Limited Partnership on this 18th day of December, 2023.

By:	Ceres Managed Futures LLC,
General Partner

By:
Authorized Person
Patrick T. Egan